UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Village Rd, Suite 100

Middleton, MA 01949

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2026, SCWorx Corp. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a 1-for-12 reverse stock split of the Company’s common stock, par value $0.001 per share (the “Reverse Stock Split”). The Certificate of Amendment becomes effective at 11:59 p.m. Eastern Time on August 3, 2026 (the “Effective Time”).

At the Effective Time, every twelve shares of common stock issued and outstanding immediately prior thereto will be automatically combined into one share of common stock, without any action on the part of the holder. The Company had 1,066,918 shares of common stock issued and outstanding as of July 28, 2026, and expects to have approximately 89,000 shares of common stock issued and outstanding immediately following the Effective Time.

No fractional shares will be issued in connection with the Reverse Stock Split. Each holder of record who would otherwise be entitled to receive a fractional share will instead receive one whole share in lieu thereof. For shares held in street name, the rounding will be applied at the level of each participant in The Depository Trust Company rather than at the level of each beneficial holder. As a result, the treatment of fractional interests for beneficial holders may differ from the treatment described above for holders of record. Banks, brokers and other nominees may have their own procedures for processing the Reverse Stock Split, and beneficial holders with questions regarding the treatment of their shares should contact their bank, broker or other nominee.

The number of authorized shares of common stock will not be affected by the Reverse Stock Split. Because the number of authorized shares will not be reduced proportionately, the Reverse Stock Split will significantly increase the number of authorized but unissued shares of common stock available for issuance. The Company may issue such shares without further stockholder approval, subject to applicable law and applicable Nasdaq rules, and any such issuance could result in substantial dilution to existing stockholders.

Adjustments will be made to the number of shares issuable upon exercise or conversion of the Company’s outstanding options, warrants and other convertible securities, and to the applicable exercise or conversion prices, in accordance with the operative agreements.

The Company has submitted the notification required by FINRA Rule 6490 with respect to the Reverse Stock Split. FINRA has not yet announced the corporate action. Subject to that announcement, the Company expects that its common stock will begin trading on a split-adjusted basis at the opening of trading on August 4, 2026, under the new CUSIP number 78396V 406. The date on which split-adjusted trading commences is established by FINRA’s announcement and is not within the Company’s control, and may differ from the date the Company currently expects.

The foregoing description is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company is implementing the Reverse Stock Split in an effort to satisfy the conditions imposed by the Nasdaq Hearings Panel and to regain compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). To regain compliance, the closing bid price of the Company’s common stock must be at or above $1.00 per share for twenty consecutive trading days, and the Panel has required that this occur by August 28, 2026.

There is no assurance that the Reverse Stock Split will result in a sustained increase in the market price of the Company’s common stock, or that the Company will satisfy the Panel’s conditions. The effect of a reverse stock split on market price cannot be predicted with certainty, and the market price of the Company’s common stock may decline following the Reverse Stock Split. Because the Reverse Stock Split will reduce the number of shares of common stock outstanding, it may reduce liquidity and increase volatility.

Even if the Company satisfies the minimum bid price condition, there is no assurance that its common stock will resume trading on The Nasdaq Stock Market. As previously disclosed in the Company’s Current Report on Form 8-K filed on July 29, 2026, the Company received notice from Nasdaq that it does not satisfy the $1,000,000 market value of publicly held shares requirement, and the Company has not yet submitted a plan to regain compliance with that requirement. The Panel retains discretion over whether to continue the Company’s listing.

In addition, the Reverse Stock Split will reduce the number of the Company’s publicly held shares below the 500,000 share minimum required by Nasdaq Listing Rule 5550(a)(4). Under Nasdaq Listing Rule 5810(c)(3)(A), because this deficiency will result from a corporate action taken to address the minimum bid price requirement, the Company would not be granted a separate compliance period for it and would be required to cure both deficiencies within the compliance period applicable to the minimum bid price deficiency.

Under Nasdaq Listing Rule 5810(c)(3)(A)(iv), if the closing bid price of the Company’s common stock is below $1.00 per share for 30 consecutive business days at any time during the one-year period following the Reverse Stock Split, the Company will not be eligible for any compliance period and Nasdaq’s Listing Qualifications Department will issue a Staff Delisting Determination with respect to the Company’s common stock. The same result applies if the Company has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one. The Company effected a 1-for-15 reverse stock split in April 2026, and together with the Reverse Stock Split the cumulative ratio over the prior two-year period will be 180 shares to one. Accordingly, the Company’s ability to use a further reverse stock split to address any future minimum bid price deficiency is substantially limited.

If the Company’s common stock is delisted from Nasdaq, it would be expected to continue to trade in the over-the-counter market, subject to the availability of one or more market makers and applicable requirements, which would likely result in reduced liquidity and reduced availability of price quotations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the expected timing of the effectiveness of the Reverse Stock Split, the expected date on which the Company’s common stock will begin trading on a split-adjusted basis, the expected number of shares outstanding following the Reverse Stock Split, the anticipated effect of the Reverse Stock Split on the market price of the Company’s common stock, the Company’s ability to satisfy the conditions imposed by the Nasdaq Hearings Panel, and the Company’s ability to regain compliance with Nasdaq’s continued listing requirements. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and similar expressions identify forward-looking statements, although not all forward-looking statements contain these words.

Forward-looking statements are based on the Company’s current expectations and assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others: that the Reverse Stock Split may not result in an increase in the market price of the Company’s common stock proportionate to the split ratio, or any increase at all, that is sustained; that the closing bid price of the Company’s common stock may not equal or exceed $1.00 per share for twenty consecutive trading days by August 28, 2026, as required by the Hearings Panel; that the Reverse Stock Split is expected to reduce the Company’s publicly held shares below the minimum required by Nasdaq Listing Rule 5550(a)(4), and that the Company may be unable to cure that deficiency or its existing deficiency under the market value of publicly held shares requirement within the time available; that the Company may be unable to raise additional capital or complete an issuance of securities to non-affiliates on acceptable terms, on the required timetable, or at all; that FINRA may not announce the Reverse Stock Split on the timetable the Company expects, or may decline to process the corporate action; that the Hearings Panel may determine to delist the Company’s common stock notwithstanding the Company’s satisfaction of one or more of the Panel’s conditions; that the Company’s ability to effect a further reverse stock split to address any future minimum bid price deficiency is substantially limited by Nasdaq Listing Rule 5810(c)(3)(A)(iv); that delisting from Nasdaq would likely reduce the liquidity of, and the availability of price quotations for, the Company’s common stock and could subject it to additional regulatory requirements applicable to over-the-counter securities; that the Company may require additional financing to fund its operations; and the other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in its subsequent filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which it is made. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of SCWorx Corp., as amended, filed with the Secretary of State of the State of Delaware on July 28, 2026 and effective at 11:59 p.m. Eastern Time on August 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2026

SCWorx Corp.

	By:	/s/ Timothy A. Hannibal
	Name:	Timothy A. Hannibal
	Title:	Chief Executive Officer

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